Exhibit 99.1

news release for immediate release

Contact:	Janice McDill
Phone:	312.698.6707
Email:	janice.mcdill@grubb-ellis.com
Grubb & Ellis Company Reports
Fourth-Quarter and Full-Year 2010 Results
SANTA ANA, Calif. (Feb. 15, 2011) — Grubb & Ellis Company (NYSE: GBE), a leading real estate services and investment firm, today reported fourth quarter 2010 revenue of $163.5 million, an increase of approximately 10 percent compared with revenue of $148.7 million in the same period a year ago. For the full year 2010, Grubb & Ellis reported revenue of $575.5 million, compared with revenue of $527.9 million in 2009.
The net loss attributable to the company for the fourth quarter of 2010 was $10.7 million, or $0.21 per share. In the comparable 2009 period, the company reported net income of $16.8 million, or $0.11 per share, primarily as a result of a gain of $21.9 million realized on the repayment of debt and $3.4 million of income from discontinued operations. For 2010, the company reported a net loss of $66.8 million, or $1.21 per share, compared with a net loss of $78.8 million, or $1.27 per share, for the same period a year ago.
2010 Company Highlights
•	Total revenue up approximately 9 percent for the year, with Transaction Services up 36 percent.
•	Service platform enhanced through recruiting, business lines and new offices.
•	Grubb & Ellis Healthcare REIT II expanded selling agreements; December daily equity raise averaged nearly $950,000.
•	Reduced corporate overhead by $10 million.
•	Strengthened balance sheet through $31.5 million convertible note offering and sale of non-core assets.
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300          Santa Ana,     CA 92705          714.667.8252

2 — 2 — 2
2/15/11
Grubb & Ellis Company Reports Fourth-Quarter and Full-Year 2010 Results
“Although we are generally pleased with our revenue performance for the fourth quarter and all of 2010, we clearly have more work to do to translate this revenue growth into profitability,” said Thomas P. D’Arcy, president and chief executive officer of Grubb & Ellis. “We have expanded our platform, extended our service offerings and increased the overall productivity of our brokerage sales force. We expect this top line growth to continue, especially as our new brokerage professionals and service lines accelerate production and as the commercial real estate markets continue to strengthen. Our focus for 2011 and beyond is to improve bottom line performance and continue to raise the bar on our commitment to client service and operational excellence.”
Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) for the fourth quarter of 2010 was approximately breakeven, compared with adjusted EBITDA of $1.1 million in the same period a year ago. Fourth quarter 2010 EBITDA was negatively impacted by legal costs associated with the Daymark segment. For the full year 2010, the company reported negative adjusted EBITDA of $19.7 million, compared with negative adjusted EBITDA of $24.0 million in the same period a year ago. The income and charges excluded from EBITDA to arrive at adjusted EBITDA are detailed in the table titled Reconciliation of Net (Loss) Income to Adjusted EBITDA following this release.
OPERATING SEGMENTS
Management Services
Management Services revenue includes asset and property management fees as well as reimbursed salaries, wages and benefits from the company’s third-party property management and facilities outsourcing services. Management Services revenue was $66.7 million for the fourth quarter of 2010, compared with $75.1 million for the same period a year ago. As previously discussed, the company experienced a shift in the mix of business during 2010, which negatively impacted revenue in the second half of the year, despite continuing to grow square feet under management. Full-year 2010 revenue for this segment was $274.6 million, compared with revenue of $274.9 million during the same period a year ago.
During 2010, Grubb & Ellis was awarded six new outsourcing contracts, including the facilities and project management for a Fortune 100 financial services provider’s more than 10-million-square-foot North America portfolio, one of the largest corporate outsourcing assignments awarded to a commercial real estate services provider last year. The company also renewed and expanded the work it does for 14 corporate clients. At Dec. 31, 2010, the company managed approximately 255 million square feet of commercial real estate and multifamily property, up from 241 million square feet a year earlier.
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300          Santa Ana,     CA 92705          714.667.8252

3 — 3 — 3
2/15/11
Grubb & Ellis Company Reports Fourth-Quarter and Full-Year 2010 Results
Transaction Services
Transaction Services revenue for the fourth quarter of 2010, including brokerage commission, valuation and consulting revenue, increased 45 percent to $79.4 million, from $54.6 million in the same period a year ago. The mix between sales and leasing revenue was approximately 32 percent and 68 percent, respectively, in the fourth quarter of 2010. Sales revenue increased 96 percent and leasing revenue was up 36 percent over the comparable year-ago period.
The Transaction Services segment generated revenue of $236.2 million during all of 2010, compared with $173.4 million in 2009. For the full year, sales revenue increased 92 percent and leasing revenue was up 25 percent.
The improved top-line performance in this segment reflects improving market conditions, greater transaction volume stemming from the company’s recruiting efforts and a dedicated effort to promote specialty expertise. During 2010, the company recruited 122 senior-level sales professionals and expanded into both the Debt & Equity and Appraisal businesses. The Debt & Equity practice is staffed with 16 experienced professionals in key markets throughout the country, and Grubb & Ellis Landauer Valuation Advisory Services, which commenced operations in late 2010, began 2011 with 24 offices in 16 states and the District of Columbia. The company also opened owned offices in Cincinnati, Phoenix and San Diego, and acquired its affiliates in Las Vegas and central Florida, which added offices in Orlando, Tampa and Melbourne.
Investment Management
Investment Management revenue for the fourth quarter of 2010, which includes transaction fees, management fees and dealer-manager fees, totaled $7.3 million, compared with revenue of $7.5 million in the same period a year ago. For the full year, Investment Management revenue was $21.3 million, compared with $30.4 million in the same period a year earlier. During the fourth quarter, Grubb & Ellis Healthcare REIT II raised $47.9 million in equity, a 42 percent sequential increase from the third quarter of 2010.
Daymark
On Feb. 10, Grubb & Ellis announced the creation of Daymark Realty Advisors, a wholly owned and separately managed subsidiary, to assume management of the company’s entire tenant-in-common programs, which were previously managed by NNN Realty Advisors, Inc., another wholly owned subsidiary of the company. Daymark, which will be the direct parent of NNN Realty Advisors, will provide specialized management services to tenant-in-common investors.
Revenue for this new reporting segment totaled $6.2 million for the fourth quarter, compared with $5.8 million in the fourth quarter of 2009. The segment reported full-year revenue of $21.9 million, compared with $26.7 million in 2009.
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300          Santa Ana,     CA 92705          714.667.8252

4 — 4 — 4
2/15/11
Grubb & Ellis Company Reports Fourth-Quarter and Full-Year 2010 Results
Daymark becomes one of the largest real estate asset management companies in the country, serving more than 5,200 investors and overseeing a nationwide portfolio of commercial property totaling approximately 33 million square feet, including more than 8,700 multifamily units. Daymark will be based in Santa Ana with regional offices in Atlanta, Chicago, Dallas, Phoenix and Richmond, Va.
Conference Call & Webcast
Management will host a conference call today at 10:30 a.m. Eastern Time to review the results. A live webcast will be accessible through the Investor Relations section of the company’s website at http://www.grubb-ellis.com. The direct dial-in number for the conference call is 1.866.730.5766 for domestic callers and 1.857.350.1590 for international callers. The conference call ID number is 53546086. An audio replay will be available beginning at 1:30 p.m. ET on Tuesday, Feb. 15 until 7 p.m. ET on Tuesday, Feb. 22 and can be accessed by dialing 1.888.286.8010 for domestic callers and 1.617.801.6888 for international callers and entering conference call ID 32756062. In addition, the conference call audio will be archived on the company’s website following the call.
Preliminary Results
The fiscal 2010 results reported in this press release are preliminary and unaudited, and are subject to any adjustments that may be required by occurrence of an event subsequent to this release that affects the estimates inherent in the process of preparing these results and, until the company files its annual report on Form 10-K for the year ended Dec. 31, 2010, should be viewed accordingly.
About Grubb & Ellis Company
Grubb & Ellis Company (NYSE: GBE) is one of the largest and most respected commercial real estate services and investment companies in the world. Our 6,000 professionals in more than 100 company-owned and affiliate offices draw from a unique platform of real estate services, practice groups and investment products to deliver comprehensive, integrated solutions to real estate owners, tenants and investors. The firm’s transaction, management, consulting and investment services are supported by highly regarded proprietary market research and extensive local expertise. Through its investment subsidiaries, the company is a leading sponsor of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including public non-traded real estate investment trusts (REITs), mutual funds and other real estate investment funds. For more information, visit www.grubb-ellis.com.
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300          Santa Ana,     CA 92705          714.667.8252

5 — 5 — 5
2/15/11
Grubb & Ellis Company Reports Fourth-Quarter and Full-Year 2010 Results
Forward-Looking Statements
Certain statements included in this press release may constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and events in future periods to be materially different from those anticipated, including risks and uncertainties related to the financial markets. Such factors which could adversely affect the company’s ability to obtain these results include, among other things: (i) a continued or further weakness in the company’s Investment Management business, including the velocity and volume of equity raised; (ii) the general economic downturn and recessionary pressures on transaction values of sales and leasing transactions and businesses in general; (iii) a prolonged and pronounced recession in real estate markets and values; (iv) the unavailability of credit to finance real estate transactions in general and the company’s tenant-in-common programs, in particular; (v) the success of current and new investment programs; (vi) the success of new initiatives and investments; (vii) the inability to attain expected levels of revenue, performance, brand equity in general, and in the current macroeconomic and credit environment, in particular; (viii) the inability of the company’s subsidiary, NNN Realty Advisors, Inc. to come into compliance with the contractually specified net worth requirements with respect to approximately 30 percent of the tenant-in-common programs managed by the company; (ix) the nature and amount of the net intercompany balance between the company and its wholly-owned subsidiary, NNN Realty Advisors, Inc., (x) the occurrence of bankruptcies by unaffiliated, individual investor entities in the company’s tenant-in-common programs which may result in demands for payments on certain non-recourse/carve-out guaranty and indemnification obligations issued by the company’s subsidiaries, which may, in turn, in the event such guaranty or indemnification obligations cannot be met, result in a cross-default under the company’s issued and outstanding Convertible Senior Notes; (xi) the ultimate outcome in various legal proceedings concerning tenant-in-common programs sponsored by the company’s subsidiaries, including the arbitration proceeding with respect to the Met 10 Center in Texas; and (xii) other factors described in the company’s annual report on Form 10-K/A for the fiscal year ending December 31, 2009, Form 10-Q for the three-month periods ending March 31, 2010, June 30, 2010 and September 30, 2010 and in other Current Reports on Form 8-K filed by the company from time to time with the Securities and Exchange Commission. The company does not undertake any obligation to update forward-looking statements.
Non-GAAP Financial Information
In addition to the results reported in accordance with U.S. generally accepted accounting principles (GAAP) included within this press release, Grubb & Ellis Company has provided certain information, which includes non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in accordance with the Securities and Exchange Commission rules and is included in the attached supplemental data. Management believes that these non-GAAP financial measures are useful to both management and the company’s stockholders in their analysis of the business and operating performance of the company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Grubb & Ellis Company may not be comparable to similarly titled measures reported by other companies.
TABLES FOLLOW
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300          Santa Ana,     CA 92705          714.667.8252

Grubb & Ellis Company
Consolidated Statements of Operations
(in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
REVENUE
Management services	$66,697	$75,124	$274,606	$274,880
Transaction services	79,414	54,601	236,238	173,394
Investment management	7,341	7,491	21,333	30,368
Daymark	6,198	5,803	21,918	26,718
Rental related	3,897	5,699	21,362	22,554

TOTAL REVENUE	163,547	148,718	575,457	527,914

OPERATING EXPENSE
Compensation costs	35,237	34,186	137,059	141,220
Transaction commissions and related costs	57,841	40,068	176,299	130,736
Reimbursable salaries, wages and benefits	48,235	53,434	201,140	203,112
Severance and other charges	1,345	—	5,880	—
General and administrative	21,438	19,258	74,940	74,390
Provision for doubtful accounts	4,419	1,484	9,363	24,752
Depreciation and amortization	3,927	3,353	12,665	11,727
Rental related	2,725	4,372	16,523	18,192
Interest	2,347	2,423	8,504	13,138
Real estate related impairments (recoveries)	(1,714)	757	859	15,305
Intangible asset impairment	792	155	2,769	738

Total operating expense	176,592	159,490	646,001	633,310

OPERATING LOSS	(13,045)	(10,772)	(70,544)	(105,396)

OTHER INCOME (EXPENSE)
Equity in (losses) earnings of unconsolidated entities	(328)	487	(1,413)	(1,148)
Interest income	220	83	428	555
Other income	179	21,945	658	22,339

Total other income	71	22,515	(327)	21,746

(Loss) income from continuing operations before income tax benefit (provision)	(12,974)	11,743	(70,871)	(83,650)
Income tax benefit (provision)	577	1,707	78	975

(Loss) income from continuing operations	(12,397)	13,450	(70,793)	(82,675)
Income from discontinued operations	1,229	3,406	1,062	2,176

Net (loss) income	(11,168)	16,856	(69,731)	(80,499)
Net (loss) income attributable to noncontrolling interests	(433)	25	(2,951)	(1,661)

Net (loss) income attributable to Grubb & Ellis Company	(10,735)	16,831	(66,780)	(78,838)
Preferred stock dividends	(2,897)	(1,770)	(11,588)	(1,770)

Net (loss) income attributable to Grubb & Ellis Company common shareowners	$(13,632)	$15,061	$(78,368)	$(80,608)

(Loss) income per share — basic:
(Loss) income from continuing operations attributable to Grubb & Ellis Company common shareowners	$(0.23)	$0.08	$(1.23)	$(1.30)
Income from discontinued operations attributable to Grubb & Ellis Company common shareowners	0.02	0.03	0.02	0.03

Net (loss) income per share attributable to Grubb & Ellis Company common shareowners	$(0.21)	$0.11	$(1.21)	$(1.27)

(Loss) income per share — diluted:
(Loss) income from continuing operations attributable to Grubb & Ellis Company common shareowners	$(0.23)	$0.08	$(1.23)	$(1.30)
Income from discontinued operations attributable to Grubb & Ellis Company common shareowners	0.02	0.03	0.02	0.03

Net (loss) income per share attributable to Grubb & Ellis Company common shareowners	$(0.21)	$0.11	$(1.21)	$(1.27)

Table 1

Grubb & Ellis Company
Consolidated Balance Sheets
(in thousands)
(Unaudited)

	December 31,	December 31,
	2010	2009
ASSETS
Cash and cash equivalents	$30,919	$39,101
Restricted cash	8,488	13,875
Investment in marketable securities	2,849	690
Accounts receivable from related parties — net	3,834	9,117
Note receivable — net	6,126	—
Notes and advances to related parties — net	4,004	1,019
Service fees receivable — net	31,048	30,293
Professional service contracts — net	3,468	3,626
Real estate deposits and pre-acquisition costs	—	1,321
Properties held for sale — net	—	36,416
Identified intangible assets and other assets held for sale — net	—	4,370
Prepaid expenses and other assets	12,524	20,975

TOTAL CURRENT ASSETS	103,260	160,803

Accounts receivable from related parties — net	12,344	15,609
Notes and advances to related parties — net	8,271	14,607
Professional service contracts — net	5,750	7,271
Investments in unconsolidated entities	5,178	3,783
Properties held for investment — net	45,572	45,773
Property, equipment and leasehold improvements — net	11,493	13,134
Goodwill	1,521	—
Identified intangible assets — net	88,096	91,883
Other assets — net	5,461	4,461

TOTAL ASSETS	$286,946	$357,324

LIABILITIES AND SHAREOWNERS’ (DEFICIT) EQUITY
Accounts payable and accrued expenses	$77,388	$62,385
Due to related parties	2,178	2,749
Notes payable and capital lease obligations	1,041	939
Mortgage notes of properties held for sale	—	37,000
Liabilities of properties held for sale — net	—	4,885
Other liabilities	25,885	38,243

TOTAL CURRENT LIABILITIES	106,492	146,201

Senior notes	16,277	16,277
Convertible notes	30,133	—
Mortgage notes	70,000	70,000
Notes payable and capital lease obligations	589	755
Other long-term liabilities	7,065	7,358
Deferred tax liability	25,269	25,477

TOTAL LIABILITIES	255,825	266,068

Preferred Stock — 12% cumulative participating perpetual convertible	90,080	90,080

Common stock	702	654
Additional paid-in capital	409,942	412,774
Accumulated deficit	(478,881)	(412,101)
Other comprehensive income	148	—

Total Grubb & Ellis Company shareowners’ (deficit) equity	(68,089)	1,327
Noncontrolling interests	9,130	(151)

TOTAL (DEFICIT) EQUITY	(58,959)	1,176

TOTAL LIABILITIES AND (DEFICIT) EQUITY	$286,946	$357,324

Table 2

Grubb & Ellis Company
Reconciliation of Net (Loss) Income to Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Net (loss) income attributable to Grubb & Ellis Company	$(10,735)	$16,831	$(66,780)	$(78,838)
Interest expense, depreciation and amortization from discontinued operations	1,085	1,617	4,460	5,772
Interest expense	2,347	2,423	8,504	13,138
Interest income	(220)	(83)	(428)	(555)
Depreciation and amortization	3,927	3,353	12,665	11,727
Taxes	(577)	(1,707)	(78)	(975)

EBITDA (1)	(4,173)	22,434	(41,657)	(49,731)

Gain related to the repayment of the credit facility, net	—	(21,935)	—	(21,935)
Other discontinued operations	(2,314)	(5,023)	(5,522)	(7,948)
Charges related to sponsored programs	3,464	1,744	6,530	23,348
Real estate related impairments (recoveries)	(1,714)	757	859	15,305
Intangible asset impairment	792	155	2,769	738
Stock based compensation	1,721	2,144	9,147	10,876
Amortization of signing bonuses	1,779	1,831	7,058	7,535
Severance and other charges	1,345	—	5,880	—
Real estate operations	(858)	(975)	(3,805)	(3,497)
Other	(10)	(32)	(913)	1,319

Adjusted EBITDA (1)	$32	$1,100	$(19,654)	$(23,990)

(1)	EBITDA represents earnings before net interest expense, interest income, income taxes, depreciation, amortization, discontinued operations and impairments related to intangible assets. Management believes EBITDA is useful in evaluating our performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisition, which items may vary for different companies for reasons unrelated to overall operating performance.

Management uses Adjusted EBITDA as an internal management measure for evaluating performance and as a significant component when measuring performance under employee incentive programs. Management considers Adjusted EBITDA an important supplemental measure of our performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, some of which present Adjusted EBITDA when reporting their results. Management also believes that Adjusted EBITDA is a useful tool for measuring our ability to meet its future capital expenditures and working capital requirements.

EBITDA and Adjusted EBITDA are non-GAAP measures of performance. EBITDA and Adjusted EBITDA are not substitutes for GAAP net income or cash flow and do not provide a measure of our ability to fund future cash requirements. Other companies may calculate EBITDA and Adjusted EBITDA differently than we have and, therefore, EBITDA and Adjusted EBITDA have material limitations as a comparative performance measure. Furthermore, EBITDA and Adjusted EBITDA are not intended to be a measure of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as tax and debt service payments.

Table 3

Grubb & Ellis Company
Segment Data
(in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
MANAGEMENT SERVICES
Revenue	$66,697	$75,124	$274,606	$274,880
Compensation costs	10,035	8,999	37,604	36,701
Transaction commissions and related costs	2,980	5,276	16,999	12,623
Reimbursable salaries, wages, and benefits	45,184	51,081	190,538	193,682
General and administrative	2,269	2,973	9,339	9,397
Provision for doubtful accounts	482	(147)	1,752	1,472

Segment operating income	5,747	6,942	18,374	21,005

TRANSACTION SERVICES
Revenue	79,414	54,601	236,238	173,394
Compensation costs	13,690	11,287	48,960	44,273
Transaction commissions and related costs	53,965	34,666	156,290	112,399
General and administrative	9,643	8,426	35,910	33,339
Provision for doubtful accounts	802	51	1,975	598

Segment operating income (loss)	1,314	171	(6,897)	(17,215)

INVESTMENT MANAGEMENT
Revenue	7,341	7,491	21,333	30,368
Compensation costs	2,617	2,958	10,481	13,428
Transaction commissions and related costs	914	222	3,215	5,530
Reimbursable salaries, wages, and benefits	922	706	3,187	2,824
General and administrative	2,438	2,009	7,766	6,376
Provision for doubtful accounts	2,454	257	2,424	1,120

Segment operating (loss) income	(2,004)	1,339	(5,740)	1,090

DAYMARK
Revenue	6,198	5,803	21,918	26,718
Compensation costs	2,455	2,979	11,078	13,397
Transaction commissions and related costs	(44)	52	(261)	84
Reimbursable salaries, wages, and benefits	2,129	1,648	7,415	6,606
General and administrative	3,800	870	7,615	2,751
Provision for doubtful accounts	538	1,250	2,069	21,425

Segment operating loss	(2,680)	(996)	(5,998)	(17,545)

RECONCILIATION TO NET (LOSS) INCOME ATTRIBUTABLE TO GRUBB & ELLIS COMPANY:
Total segment operating income (loss)	2,377	7,456	(261)	(12,665)
Rental and other operations, net of rental related and other expenses	999	1,237	3,502	3,768
Corporate overhead (compensation, general and administrative costs)	(8,003)	(10,633)	(33,961)	(44,715)
Stock based compensation	(1,721)	(2,144)	(9,147)	(10,876)
Severance and other charges	(1,345)	—	(5,880)	—
Depreciation and amortization	(3,927)	(3,353)	(12,665)	(11,727)
Interest	(2,347)	(2,423)	(8,504)	(13,138)
Real estate related (impairments) recoveries	1,714	(757)	(859)	(15,305)
Intangible asset impairment	(792)	(155)	(2,769)	(738)
Other income	71	22,515	(327)	21,746

(Loss) income from continuing operations before income tax provision	(12,974)	11,743	(70,871)	(83,650)
Income tax benefit (provision)	577	1,707	78	975

(Loss) income from continuing operations	(12,397)	13,450	(70,793)	(82,675)
Income from discontinued operations	1,229	3,406	1,062	2,176

Net (loss) income	(11,168)	16,856	(69,731)	(80,499)

Net (loss) income attributable to noncontrolling interests	(433)	25	(2,951)	(1,661)

Net (loss) income attributable to Grubb & Ellis Company	$(10,735)	$16,831	$(66,780)	$(78,838)

Table 4

Grubb & Ellis Company
Calculation of (Loss) Income per Share
(in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Numerator for (loss) income per share — basic:

(Loss) income from continuing operations	$(12,397)	$13,450	$(70,793)	$(82,675)
Less: Net loss (income) attributable to the noncontrolling interests	433	(25)	2,951	1,661
Less: Preferred dividends	(2,897)	(1,770)	(11,588)	(1,770)
Less: Income allocated to participating securityholders	—	(5,999)	—	—

(Loss) income from continuing operations attributable to Grubb & Ellis Company common shareowners	(14,861)	5,656	(79,430)	(82,784)

Income from discontinued operations	1,229	3,406	1,062	2,176
Less: Income allocated to participating securityholders	—	(1,753)	—	—

Income from discontinued operations attributable to Grubb & Ellis Company common shareowners	1,229	1,653	1,062	2,176

(Loss) income attributable to Grubb & Ellis Company	(10,735)	16,831	(66,780)	(78,838)
Less: Preferred dividends	(2,897)	(1,770)	(11,588)	(1,770)
Less: Income allocated to participating securityholders	—	(7,752)	—	—

Net (loss) income attributable to Grubb & Ellis Company common shareowners	$(13,632)	$7,309	$(78,368)	$(80,608)

(Loss) earnings per share — basic:
(Loss) income from continuing operations attributable to Grubb & Ellis Company common shareowners	$(0.23)	$0.08	$(1.23)	$(1.30)
Income from discontinued operations attributable to Grubb & Ellis Company common shareowners	0.02	0.03	0.02	0.03

Net (loss) income per share attributable to Grubb & Ellis Company common shareowners	$(0.21)	$0.11	$(1.21)	$(1.27)

Weighted average shares outstanding — basic	65,126	63,676	64,755	63,645

(Loss) earnings per share — diluted (a):
(Loss) income from continuing operations attributable to Grubb & Ellis Company common shareowners	$(0.23)	$0.08	$(1.23)	$(1.30)
Income from discontinued operations attributable to Grubb & Ellis Company common shareowners	0.02	0.03	0.02	0.03

Net (loss) income per share attributable to Grubb & Ellis Company common shareowners	$(0.21)	$0.11	$(1.21)	$(1.27)

Weighted average shares outstanding — diluted	65,126	63,676	64,755	63,645

(a)	For each of the periods presented, fully diluted earnings per share, as computed in accordance with Earnings Per Share Topic 260, produces an anti-dilutive result. Therefore, the results for fully diluted loss per share are the same as those for basic loss per share.

Table 5